EXHIBIT 5.1

MICHAEL J. WOODFORD, ATTORNEY

525 Cameron Court

Longmont, CO 80504

Ph: 720-684-6860

Fax: 866-869-1906

mjwoodford8@msn.com

January 30, 2015

Kun De International Holdings Inc.

Yihao Ge 41E

Gangyi Haoting Yard, Chuanbu Road

Louhu District, Shenzhen City

Guandong Province, China

Re: S-8 registration statement

Ladies and Gentlemen:

I have acted as counsel for Kun De International Holdings Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the registration of 5,000,000 shares of the Company’s common stock (the “Shares”) pursuant to that certain 2015 Stock Option Plan and current and/or future consulting agreements.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books, including current and/or future resolutions of the board of directors approving the consulting agreements; (e) the consulting agreements; and (f) such statutes, records and other documents as we have deemed relevant. In our examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

1

Kun De International Holdings Inc.

January 30, 2015

Based upon the foregoing, it is my opinion that the Shares have been duly and validly authorized, and when the Registration Statement has become effective under the Act, such Shares will be legally issued, fully paid and non-assessable shares of the Company’s common stock when issued in accordance with the terms and provisions of the respective consulting agreement. .

Sincerely,

Michael J. Woodford